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                      [Willkie Farr & Gallagher Letterhead]

                              [Form 24F-2 Opinion]

November 18, 1996

GE Funds
3003 Summer Street
Stamford, Connecticut 06905

Re:      Rule 24f-2 Notice for the GE Funds (the "Trust")
         (Securities Act Registration Statement File No. 33-51308
         (the "Registration Statement")

Ladies and Gentlemen:

The Trust, a Massachusetts business trust, is filing with the Securities and

Exchange Commission a Form 24F-2 containing the information specified in paragraph (b)(1) of Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Rule"). We understand that the Trust has previously filed a registration statement on Form N-1A (the "Registration Statement") under the

Securities Act of 1933, as amended, adopting the declaration authorized by paragraph (a)(1) of the Rule to the effect that an indefinite number of shares of beneficial interest of the Funds (the "Shares") were being registered by such registration statement. The effect of the Form 24F-2, when accompanied by the filing fee, if any, payable as prescribed by paragraph (c) of the Rule and by this opinion, will be to make definite in number the number of Shares sold by the Trust in reliance upon the Rule (the "Rule 24f-2 Shares") during the fiscal year ended September 30, 1996.

As to the various questions of fact material to the opinion expressed herein we have relied upon and assumed the genuineness of the signatures on, the conformity to originals of, and the authenticity of, all documents, including but not limited to




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certificates of officers of the Trust, submitted to us as originals or copies,

which facts we have not independently verified. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Registration

Statement.

On the basis of the foregoing, and assuming compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities, and assuming further that all of the Rule 24f-2 Shares sold during the fiscal year ended September

30, 1996 were sold in accordance with the terms of the Trust's Prospectus and

Statement of Additional Information in effect at the time of sale at a sales price in each case in excess of the par value of the Rule 24f-2 Shares, we are of the opinion that such Rule 24f-2 Shares were legally issued, fully paid and non-assessable by the Trust. We note, however, that shareholders of a

Massachusetts business trust may under certain circumstances be subject to assessment at the insistence of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the

United States of America and the State of New York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts. Accordingly, in

rendering the opinions set forth above, we have with your consent relied, as to all matters of Massachusetts law, on the opinion of Bingham, Dana & Gould,

special Massachusetts counsel to the Trust, which opinion is attached hereto.

We hereby consent to the filing of this opinion with the Securities and Exchange

Commission in connection with the Rule 24f-2 Notice.

Very truly yours,



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